As filed with the Securities and Exchange Commission on November 20, 2017

Registration No. 333-_____________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

Registration Statement under The Securities Act of 1933

LIGHTPATH TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	86-0708398 (IRS Employer Identification No.)

2603 Challenger Tech Court, Suite 100, Orlando, Florida 32826

(Address of Principal Executive Offices including Zip Code)

AMENDED AND RESTATED LIGHTPATH TECHNOLOGIES, INC.

OMNIBUS INCENTIVE PLAN

(Full title of the plan)

J. JAMES GAYNOR, Chief Executive Officer

LightPath Technologies, Inc.

2603 Challenger Tech Court, Suite 100, Orlando, Florida 32826

(Name and address of agent for service)

(407) 382-4003

(Telephone Number, including area code, of agent for service)

Copy to:

Jeffrey E. Decker

Alissa K. Lugo

Baker & Hostetler LLP

200 S. Orange Avenue, Suite 2300

Orlando, Florida 32801

(407) 649-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark, if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Class A Common Stock, $0.01 par value	1,200,000	$2.54	$3,048,000.00	$379.48
Preferred Stock Purchase Rights (4)	—	—	—	—
Total	1,200,000	—	—	$379.48

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the amount of securities registered under this Registration Statement on Form S-8 (this “Registration Statement”) shall include an indeterminate number of additional shares of Class A common stock that may become issuable as a result of any stock split, stock dividend, reclassification, recapitalization, “spin-off,” or other similar transaction pursuant to the anti-dilution provisions of the Amended and Restated LightPath Technologies, Inc. Omnibus Incentive Plan, as amended (the “Plan”).

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The maximum offering price per share is based on the average of the high and low prices of the Class A common stock as reported on The NASDAQ Capital Market on November 17, 2017.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act.

(4)

The Class A common stock currently includes certain preferred stock purchase rights (collectively, the “Rights”) issued pursuant to that certain Rights Agreement, dated May 1, 1998 (filed as an exhibit to our Registration Statement on Form 8-A filed with the Securities and Exchange Commission on April 28, 1998), as amended on February 25, 2008 (filed as an exhibit to Amendment No. 1 to Form 8-A filed with the Securities and Exchange Commission on February 25, 2008) (collectively, the “Rights Agreement”), between the Registrant and Continental Stock Transfer & Trust Company. Until the occurrence of certain events specified in the Rights Agreement, none of which have occurred, the Rights are not exercisable, are evidenced by the certificate for the Class A common stock and will be transferred along with and only with, and are not severable from, the Class A common stock. The value attributable to the Rights, if any, is reflected in the market price of the Class A common stock. No separate consideration will be payable for the Rights.

2

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO
GENERAL INSTRUCTION E

This Registration Statement is filed by LightPath Technologies, Inc. (the “Company”), relating to 1,200,000 additional shares of Class A common stock, $0.01 par value per share (the “Common Stock”) to be offered and sold under the Amended and Restated LightPath Technologies, Inc. Omnibus Incentive Plan, as amended (the “Plan”). Upon stockholder approval at the Company’s Annual Meeting of Stockholders on October 26, 2017, the Plan was amended to increase the number of shares of Common Stock, subject thereto by 1,200,000 shares of Common Stock to a total of 5,115,625 shares of Common Stock (the “Amendment”). This Registration Statement is being filed solely to register, pursuant to the Securities Act, 1,200,000 additional shares of Common Stock issuable pursuant to the Plan.

The Company previously filed a registration statement on Form S-8 (File No. 333-23511) covering 75,000 shares of Common Stock initially authorized for issuance under its Amended & Restated Directors Stock Option Plan (the “DSOP”), a registration statement on Form S-8 (File No. 333-92017) covering an additional 225,000 shares of Common Stock authorized for issuance under the DSOP, a registration statement on Form S-8 (File No. 333-96083) covering an additional 50,000 shares of Common Stock authorized for issuance under the DSOP, and a registration statement on Form S-8 (File No. 333-50974) covering an additional 100,000 shares of Common Stock authorized for issuance under the DSOP.

The Company also previously filed a registration statement on Form S-8 (File No. 333-23515) covering 325,000 shares of Common Stock initially authorized for issuance under its Amended Omnibus Incentive Plan (the “Omnibus Plan”), a registration statement on Form S-8 (File No. 333-40715) covering an additional 1,500,000 shares of Common Stock authorized for issuance under the Omnibus Plan, and a registration statement on Form S-8 (File No. 333-50976) covering an additional 1,450,000 shares of Common Stock authorized for issuance under the Omnibus Plan.

Effective October 15, 2002, the Company adopted the Plan, which consolidated its DSOP and its Omnibus Plan. The consolidation resulted in the 3,725,000 shares of Common Stock previously authorized for issuance under the DSOP and the Omnibus Plan to become authorized for issuance under the Plan. On February 28, 2003, the Company’s Board of Directors authorized a 1-for-8 reverse stock split of the Common Stock. On December 17, 2004, the Company filed a registration statement on Form S-8 (File No. 333-121389) covering an additional 450,000 shares of Common Stock authorized for issuance under the Plan. On November 4, 2008, the Company filed a registration statement on Form S-8 (File No. 333-155044) covering an additional 800,000 shares of Common Stock authorized for issuance under the Plan. On May 9, 2013, the Company filed a registration statement on Form S-8 (File No. 333-188482) covering an additional 1,000,000 shares of Common Stock authorized for issuance under the Plan. On February 4, 2015, the Company filed a registration statement on Form S-8 (File No. 333-201871) covering an additional 1,200,000 shares of Common Stock authorized for issuance under the Plan. As a result, prior to the Amendment, 3,915,625 shares of Common Stock were authorized for issuance under the Plan. Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Company’s Registration Statements on Form S-8 (File Nos. 333-23511, 333-92017, 333-96083, 333-50974, 333-23515, 333-40715, 333-50976, 333-121389, 333-155044, 333-188482, and 333-201871).

3

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I, Items 1 and 2, of Form S-8 will be delivered to the participants of the Plan in accordance with this Registration Statement on Form S-8 and Rule 428 of the Securities Act. Consistent with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents By Reference.

We are subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith file reports, proxy statements and other information with the Commission. We incorporate by reference into this Registration Statement the documents listed below:

(a)

our Annual Report on Form 10-K for the year ended June 30, 2017, filed on September 14, 2017;

(b)

our definitive Proxy Statement on Schedule 14A filed on September 25, 2017;

(c)

our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, filed on November 9, 2017;

(d)

our Current Report on Form 8-K filed on August 10, 2017;

(e)

our Current Report on Form 8-K filed on September 14, 2017;

(f)

our Current Report on Form 8-K filed on September 22, 2017;

(g)

our Current Report on Form 8-K filed on October 31, 2017;

(h)

our Current Report on Form 8-K filed on November 9, 2017;

(i)

the description of our Common Stock contained in our Registration Statement on Form 8-A, dated January 13, 1996, including any amendment or report filed for the purpose of updating such description;

(j)

the description of our Series D Participating Preferred Stock contained in our Registration Statement on Form 8-A filed with the Commission on April 28, 1998, and as amended by filing Amendment No. 1 to Form 8-A filed with the Commission on February 25, 2008; and

(k)

all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective dates of filing of such documents.

4

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Company under Items 2.02 or 7.01 of any Current Report on Form 8-K that the Company may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the Registrant under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act.  Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, the Company’s Certificate of Incorporation, as amended (the “Charter”) provides that the personal liability of each member of the Company’s Board of Directors or its stockholders for monetary damages for breach of fiduciary duty as a director is eliminated.  The effect of this provision in the Charter is to eliminate the rights of the Company and its stockholders (through stockholders’ derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above.  Specifically, Article TENTH of the Charter provides as follows:

TENTH:  No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director  (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders,  (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,  (iii) for any transaction from which the director derived an improper personal benefit,  or (iv) under Section 174 of the DGCL.  This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the time this Article became effective.

5

In addition, Article 7 of the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”), provides, in summary, that the Company is required to indemnify to the fullest extent permitted by applicable law, any person made or threatened to be made a party or involved in a lawsuit, action or proceeding by reason that such person is or was an officer, director, employee or agent of the Company. Indemnification is against all liability and loss suffered and expenses reasonably incurred. Unless required by law, no such indemnification is required by the Company of any person initiating such suit, action or proceeding without board authorization or unless the proceeding relates to the enforcement of the Registrant’s indemnification obligations. Expenses are payable in advance if the indemnified party agrees to repay the amount if he is ultimately found to not be entitled to indemnification.

The Bylaws further provide that the indemnification rights provided for in the Bylaws shall not be deemed exclusive of any other rights to the indemnified party under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The Company provides indemnity insurance pursuant to which officers and directors are indemnified or insured against liability or loss under certain circumstances, which may include liability or related loss under the Securities Act and the Exchange Act.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	EXHIBITS

Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description of Document

*4.1	Certificate of Incorporation of Registrant, filed June 15, 1992 with the Secretary of State of Delaware (filed as an exhibit to our Registration Statement on Form SB-2 (File No.: 33-80119) filed with the Securities and Exchange Commission on December 7, 1995 and incorporated herein by reference).

*4.2	Certificate of Amendment to Certificate of Incorporation of Registrant, filed October 2, 1995 with the Secretary of State of Delaware (filed as an exhibit to our Registration Statement on Form SB-2 (File No.: 33-80119) filed with the Securities and Exchange Commission on December 7, 1995 and incorporated herein by reference).

*4.3	Certificate of Designations of Class A common stock and Class E-1 common stock, Class E-2 common stock, and Class E-3 common stock of Registrant, filed November 9, 1995 with the Secretary of State of Delaware (filed as an exhibit to our Registration Statement on Form SB-2 (File No.: 33-80119) filed with the Securities and Exchange Commission on December 7, 1995 and incorporated herein by reference).

6

*4.4	Certificate of Amendment of Certificate of Incorporation of Registrant, filed November 12, 1997 with the Secretary of State of Delaware (filed as Exhibit 3.1 to our Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on November 14, 1997 and incorporated herein by reference).

*4.5	Certificate of Designation, Preferences and Rights of Series D Participating Preferred Stock of Registrant, filed April 29, 1998 with the Secretary of State of Delaware (filed as Exhibit 1 to our Registration Statement on Form 8-A filed with the Securities and Exchange Commission on April 28, 1998 and incorporated herein by reference).

*4.6	Certificate of Amendment of Certificate of Incorporation of Registrant, filed February 28, 2003 with the Secretary of State of Delaware (filed as Appendix A to our Proxy Statement filed with the Securities and Exchange Commission on January 24, 2003 and incorporated herein by reference).

*4.7	Certificate of Amendment of Certificate of Incorporation of Registrant, filed March 1, 2016 with the Secretary of State of Delaware (filed as Exhibit 3.1.11 to our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2016 and incorporated herein by reference).

*4.8	Certificate of Amendment of Certificate of Incorporation of Registrant, filed October 30, 2017 with the Secretary of State of Delaware (filed as Exhibit 3.1.12 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 31, 2017 and incorporated herein by reference).

*4.9	Certificate of Amendment of Certificate of Designations of Class A Common Stock and Class E-1 Common Stock, Class E-2 Common Stock, and Class E-3 Common Stock of Registrant, filed October 30, 2017 with the Secretary of State of Delaware (filed as Exhibit 3.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 31, 2017, and incorporated herein by reference).

*4.10	Amended and Restated Bylaws of Registrant dated January 29, 2015 (filed as Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on February 3, 2015 and incorporated herein by reference).

*4.11	First Amendment to Amended and Restated Bylaws of Registrant dated September 21, 2017 (filed as Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 21, 2017 and incorporated herein by reference).

*4.12	Rights Agreement dated May 1, 1998, between Registrant and Continental Stock Transfer & Trust Company (filed as Exhibit 1 to Registration Statement on Form 8-A filed with the Securities and Exchange Commission on April 28, 1998 and incorporated herein by reference).

*4.13	First Amendment to Rights Agreement dated as of February 25, 2008, between Registrant and Continental Stock Transfer & Trust Company (filed as Exhibit 2 to Amendment No. 1 to Form 8-A filed with the Securities and Exchange Commission on February 25, 2008 and incorporated herein by reference).

7

*4.14	Amended and Restated LightPath Technologies, Inc. Omnibus Incentive Plan, as amended (filed as Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 31, 2017 and incorporated herein by reference).

5.1	Legal Opinion of Baker & Hostetler LLP, counsel to the Company (filed herewith).

23.1	Consent of BDO USA LLP, Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Baker & Hostetler LLP, counsel to the Registrant (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page hereto).

*Previously filed.

Item 9.	UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(a)(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that: paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement; and

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

8

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

9

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on the 20th day of November, 2017.

LIGHTPATH TECHNOLOGIES, INC.

By:	/s/ J. James Gaynor
J. James Gaynor
President & Chief Executive Officer

10

POWER OF ATTORNEY

Each person whose signature appears below on this Registration Statement hereby constitutes and appoints J. James Gaynor as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

SIGNATURES

Signatures	Title	Date

/s/ J. James Gaynor	President & Chief Executive Officer	November 16, 2017
J. James Gaynor	(Principal Executive Officer)

/s/ Dorothy M. Cipolla	Chief Financial Officer (Principal	November 16, 2017
Dorothy M. Cipolla	Financial Officer and Principal
Accounting Officer)

/s/ Robert Ripp	Chairman of the Board and	November 16, 2017
Robert Ripp	Director

/s/ Sohail Khan	Director	November 17, 2017
Sohail Khan

/s/ Dr. Steven R.J. Brueck	Director	November 16, 2017
Dr. Steven R.J. Brueck

/s/ Louis Leeburg	Director	November 16, 2017
Louis Leeburg

/s/ M. Scott Faris	Director	November 20, 2017
M. Scott Faris

/s/ Craig Dunham	Director	November 16, 2017
Craig Dunham

11